EXHIBIT 99.1
Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS 2021 RESULTS

2021 Results and Highlights:

Fourth quarter:

•	Fourth quarter 2021 net sales of $8.9 million vs. $9.1 million in 2020
•	Net loss of $7.3 million in Q4 2021, including:
o	$6.3 million impairment charges on goodwill and intangible assets
o	$0.8 million loss on sale of Dryel brand

Fiscal year:

•	Net sales of $35.9 million in 2021 vs. $30.2 million in 2020
•	Net loss of $11.1 million, including:
o	$7.1 million in Q4 impairment charges and loss on sale of Dryel
o	$0.8 million tax expense driven by $3.1 million valuation allowance of deferred tax asset
o	$0.8 million in restructuring costs
o	$0.4 million impairment of inventories

GREENWOOD VILLAGE, COLORADO – March 31, 2022 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced results for the year ended December 31, 2021.

Financial Results

Fourth Quarter

In the fourth quarter of 2021, net sales remained generally consistent with the same period in 2020. Sales growth in 2021 of Alpha Skin Care, Denorex, and Batiste were offset by lower sales of Scott’s Liquid Gold, Kids N Pets, and Prell.

Our net loss of $7.3 million was primarily driven by non-cash and one-time impairment charges to goodwill and intangible assets. The impairment charges resulted from our review of carrying values of goodwill and certain intangible assets triggered by revisions to our internal forecasts relating to all reporting units, primarily driven by our sale of Dryel and the impact of rising costs associated with the manufacture and distribution of our products. We continued to experience increases in logistics-related expenses driven by supply chain disruptions and shipping delays.

Fiscal Year 2021

Fiscal year 2021 results showed an increase in net sales related to our acquisitions of BIZ and Dryel in 2020, as well as growth in our Alpha Skin Care and Denorex brands.

Our net loss was primarily driven by non-cash and one-time expenses, as well as from amortization and increased interest expense. Our results were further impacted by increases in supply chain- and logistics-related costs that offset our growth in gross profit.

Management Commentary

“In 2021, we continued to face supply chain disruptions that impacted sales and increased logistics costs,” said Tisha Pedrazzini, President of Scott’s. “Despite these challenges, we made progress in reducing overhead expenses and simplifying our supply chain and 3PL networks. We have positioned our highest potential brands for growth by focusing on innovation with new products recently launched on Amazon.”

Dan Roller, Chairman of the Board, commented, “One of our key strategic priorities has been evaluating and optimizing Scott’s portfolio of brands. We made a key step towards this goal in the fourth quarter of 2021 with our sale of the Dryel brand, the proceeds of which we used to reduce net debt. The board and management continue to evaluate our portfolio with the goal of maximizing our Company’s long-term value.”

                               SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Year Ended
	December 31,
	2021	2020
Net sales	$33,081	$28,958
Cost of sales	19,082	16,433
Impairment of inventories	404	876
Total cost of sales	19,486	17,309
Gross Profit	13,595	11,649

Operating expenses:
Advertising	639	702
Selling	9,797	7,546
General and administrative	4,611	4,724
Intangible asset amortization	1,111	1,005
Impairment of goodwill and intangible assets	6,294	-
Impairment of property and equipment	-	107
Total operating expenses	22,452	14,084
Loss from operations	(8,857)	(2,435)

Interest expense	(373)	(216)
Other income	-	350
Loss before income taxes and discontinued operations	(9,230)	(2,301)
Income tax (expense) benefit	(1,008)	707
Loss from continuing operations	(10,238)	(1,594)
(Loss) income from discontinued operations, net of taxes	(853)	43
Net loss	$(11,091)	$(1,551)

Basic and diluted net loss per common shares:
Loss from continuing operations	$(0.81)	$(0.13)
Loss from discontinued operations	$(0.07)	$0.00
Net loss	$(0.88)	$(0.13)

Weighted average shares outstanding:
Basic and diluted	12,678	12,635

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash	$770	$5
Restricted cash	500	-
Accounts receivable, net	3,516	4,512
Inventories	5,677	3,808
Income taxes receivable	320	535
Prepaid expenses	436	596
Other current assets	-	112
Current assets associated with discontinued operations	-	180
Total current assets	11,219	9,748

Property and equipment, net	7	18
Deferred tax asset, net	-	969
Goodwill	1,710	3,823
Intangible assets, net	5,160	9,984
Operating lease right-of-use assets	2,735	2,985
Other assets	38	38
Long-term assets associated with discontinued operations	-	5,991
Total assets	$20,869	$33,556

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,647	$1,799
Accrued expenses	747	296
Current portion of long-term debt	1,000	1,000
Operating lease liabilities, current portion	251	249
Other current liabilities	-	67
Total current liabilities	4,645	3,411

Long-term debt, net of current portion and debt issuance costs	1,876	4,521
Operating lease liabilities, net of current	2,780	3,032
Other liabilities	27	127
Total liabilities	9,328	11,091

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,727 shares (2021) and 12,618 shares (2020)	1,273	1,262
Capital in excess of par	7,789	7,633
Retained earnings	2,479	13,570
Total shareholders’ equity	11,541	22,465
Total liabilities and shareholders’ equity	$20,869	$33,556

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(11,091)	$(1,551)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	1,820	1,430
Stock-based compensation	110	332
Deferred income taxes	784	(229)
Loss on disposal of discontinued operations	834	-
Impairment of equipment	-	107
Impairment of inventories	404	876
Impairment of goodwill and intangible assets	6,294	-
Change in operating assets and liabilities:
Accounts receivable	996	(1,817)
Inventories	(2,093)	4,256
Prepaid expenses and other assets	272	(323)
Income taxes receivable	215	170
Accounts payable, accrued expenses, and other liabilities	1,133	331
Total adjustments to net loss	10,769	5,133
Net cash (used) provided by operating activities	(322)	3,582

Cash flows from investing activities:
Acquisition	-	(10,529)
Purchase of software	(469)	-
Proceeds from sale of discontinued operations	4,850	-
Purchase of property and equipment	-	(17)
Proceeds from sale of property and equipment	-	500
Cash paid for leasehold improvements	-	(484)
Reimbursement of leasehold improvements	-	433
Net cash provided by (used in) investing activities	4,381	(10,097)

Cash flows from financing activities:
Proceeds from revolving credit facility	40,677	16,995
Repayments of revolving credit facility	(43,885)	(13,573)
Proceeds from term loan	2,000	3,000
Repayments of term loan	(1,583)	(417)
Payments for debt issuance costs	(60)	(646)
Proceeds from PPP loan	-	600
Repayment of PPP loan	-	(600)
Proceeds from exercise of stock options	57	67
Net cash (used in) provided by financing activities	(2,794)	5,426

Net increase (decrease) in cash	1,265	(1,089)

Cash and restricted cash, beginning of period	5	1,094
Cash and restricted cash, end of period	$1,270	$5

Cash and restricted cash, end of period associated with discontinued operations	$-	$-
Cash and restricted cash, end of period associated with continuing operations	$1,270	$5

Supplemental disclosures:
Cash paid during the period for interest	$564	$183

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. (SLG-Inc.) is a leading manufacturer and marketer of consumer products sold nationally and internationally to retail channels over the last 70 years. SLG-Inc. markets and distributes some of the most trusted and recognized consumer brand names, including its namesake wood cleaning products; Alpha Skin Care®; Kids N Pets®; Messy Pet®; BIZ®; Denorex®; Prell® and other brands.

Investor Relations Contact:

David Arndt

Chief Financial Officer

303.576.6027